UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Amendment Number 1 to FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TEACHER’S PET, INC.
(Name of small business issuer in its charter)

Nevada	5999	20-1681362
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2415 W. Weatherby Way
Chandler, AZ 85248
(702) 430-9166
(Address and telephone number of principal executive offices)

2415 W. Weatherby Way
Chandler, AZ 85248
(702) 430-9166
(Address of principal place of business or intended principal place of business)

Wendy E. Miller, Esq.
25498 Eastbluff Drive #437
Newport Beach, California 92660
(949) 400-8913
(Name, address and telephone number of agent for service)

Copies to:
Wendy E. Miller, Esq.
25498 Eastbluff Drive #437
Newport Beach, California 92660
(949) 400-8913

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

________________________________________________________________________________________________________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ ________________________________________________________________________________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ ________________________________________________________________________________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ ________________________________________________________________________________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

________________________________________________________________________________________________________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. ☒

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount of Shares to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	440,500	$0.05 (2)	$22,025.00	$2.36

(1)	Represents shares currently outstanding to be sold by the selling stockholders.
(2)	The fee with respect to these shares has been calculated based upon the price the selling stockholders paid for their common stock..

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

TEACHER’S PET, INC.

440,500 shares of common stock

$0.05 per share

Teacher’s Pet, Inc. is registering an aggregate of 440,500 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders. The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices. The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us. Prior to this offering, there has been no public market for our common stock.

Prior to this offering, there has been no public market for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Offered by the Issuer	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See “Plan of Distribution” beginning on page 12)	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.00
Total	440,500	$22,025.00	$0.00	$0.00

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Teacher’s Pet, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is August 23, 2007

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

We were originally incorporated in the State of Nevada on September 17, 2004 as Teacher’s Pet, Inc. We are a development stage company that plans to sell educational materials directly to teachers, schools and parents. To date, we have begun to implement our business plan but have not commenced our planned principal operations and have no significant assets. Our operations have been devoted primarily to startup and development activities, which include the formation of our corporate identity, obtaining capital through sales of our common stock and making initial contact with suppliers.

Since our inception to June 30, 2007, we have not generated any revenues and have incurred a net loss of $11,331. It is hoped that we will begin to generate revenues within the next 12 months, of which there can be no guarantee. Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the registration statement, of which this prospectus is a part. The realization of sales revenues in the next 12 months is important for our plan of operations. However, we cannot guarantee that we will generate such growth. If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to stay in business.

We are attempting to build Teacher’s Pet into a fully operational company. In order to do so and begin generating revenues, we must:

1.

Identify suppliers: Our business objective is to sell educational materials to teachers, schools and parents. We plan to rely exclusively upon the efforts of outside sources to manufacture and supply any products we may sell. We will not manufacture any products internally. We have identified and begun to contact potential suppliers and manufacturers, including Evan-Moore and Steck Vaughn Publishing.

2.

Accumulate an inventory of saleable merchandise: We seek to be a retailer of educational supplies. In order to do so, we must accumulate an inventory of saleable merchandise. All merchandising activities are expected to be undertaken by Tracie Hadama, our President, director and a shareholder. To date, we have not purchased any inventory and do not have any ability to generate revenues. Unless we begin to acquire inventory for sale, we will be unable to begin to generate revenues.

3.

Devise a marketing strategy: We believe that devising a marketing strategy is important to establishing awareness of our company, attracting customers and generating sales. Our promotional strategy will be focused on direct contact with educators, administrators and parents of school-aged children. We plan to reach these potential customers through telephone calls or face-to-face contact. We have not identified any specific schools or employees and have not begun to compile a database of contact information. We currently have no marketing strategies in place and our website is still in the development stage.

We currently have one officer and director, who also acts as our sole employee. This individual works for us on a part-time basis.

As of the date of this prospectus, Teacher’s Pet, Inc. has 3,440,500 shares of $0.001 par value common stock issued and outstanding.

Teacher’s Pet’s administrative office is located at 2415 W. Weatherby Way, Chandler, Arizona 85248, telephone (702) 430-9166.

Our fiscal year end is December 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders. We are offering no shares. The selling stockholders are offering 440,500 shares, or 12.8%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective. The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices. To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association. The company has not approached any broker/dealers with regard to assisting the company to apply for such listing.

The offering price of $0.05 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

The proceeds of the offering will go directly to the selling stockholders. None of the proceeds will be available to Teacher’s Pet, Inc.

Teacher’ Pet, Inc.’s transfer agent is expected to be Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Teacher’s Pet, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, taxes, attorney’s fees and related charges in connection with the offer and sale of the shares. The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Summary Financial Information

The summary financial data are derived from the historical financial statements of Teacher’s Pet. This summary financial data should be read in conjunction with “Management’s Discussion and Plan of Operations” as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

	June 30,	December 31,
	2007	2006
ASSETS
Current assets
Cash and equivalents	$14,379	$20,555
Inventory	327	—
Total current assets	14,706	20,555

Fixed assets, net of depreciation	1,380	411

Total assets	$16,086	$20,966

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$392	$195
Total current liabilities	392	195

Stockholders’ equity
Common stock	3,441	3,411
Additional paid-in capital	23,585	23,585
(Deficit) accumulated during development stage	(11,331)	(6,255)
Total stockholders’ equity	15,694	20,771

Total liabilities and stockholders’ equity	$16,086	$20,966

Statements of Operations Data

	Six Months Ended		September 17, 2004
	June 30,		(Inception) to
	2007	2006	June 30, 2007

Revenue	$—	$—	$—

Expenses:
Depreciation expense	426	243	1,473
General and administrative expenses	4,651	200	9,858
Total expenses	5,077	443	11,331

Net (loss)	$(5,077)	$(443)	$(11,331)

Net (loss) per share	$(0.00)	$(0.00)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Our sole officer and director may be unable to develop our business and manage our public reporting requirements.

Our operations depend on the efforts of Tracie Hadama, our sole officer and director. Mrs. Hadama has no experience related to public company management, nor as a principal accounting officer. Because of this, we may be unable to offer and sell the shares in this offering and develop and manage our business. We cannot guarantee you that we will overcome any such obstacle.

Investors may lose their entire investment if we fail to implement our business plan.

Teacher’s Pet, Inc. was formed in September 2004. We have no demonstrable operations record, on which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition. Teacher’s Pet cannot guarantee that we will be successful in accomplishing our objectives. To date, we have not generated any revenues from sales and may incur losses in the foreseeable future. If we fail to implement and create a base of operations for our proposed business of selling teacher’s supplies, we may be forced to cease operations, in which case investors may lose their entire investment.

If we are unable to continue as a going concern, investors may face a complete loss of their investment.

We have yet to commence our planned operations. As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues. Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the registration statement, of which this prospectus is a part. If our business fails, the investors in this offering may face a complete loss of their investment.

Teacher’s Pet may not be able to attain profitability without additional funding, which may be unavailable.

We have limited capital resources. To date, we have not generated cash from our operations. Unless we begin to generate sufficient revenues from our proposed business objective of selling teacher’s supplies to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to go out of business if additional financing is not available. We have no intention of liquidating. In the event our cash resources are insufficient to continue operations, we intend to raise addition capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate. A possibility of such outcome presents a risk of complete loss of investment in our common stock.

Because of competitive pressures from competitors with more resources, Teacher’s Pet may fail to implement its business model profitably.

The market for customers is intensely competitive and such competition is expected to continue to increase. We expect to compete with many online and physical retailers that either specialize in selling teacher-specific materials or carry teaching supplies as a complementary offering to a larger variety of merchandise. Brick and mortar stores range in size from independently owned and operated stores catering to a limited geographic area to larger merchandisers serving multiple states, such as Learning Is Fun and Lakeshore Learning. Online retailers are numerous and typically include the large physical merchandisers, countless sites that target teachers and home-school families and website that sell a large amalgam of products, such as Amazon.com.

Generally, our actual and potential competitors have longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base. Therefore, many of these competitors may be able to devote greater resources to attracting customers and preferred vendor pricing. There can be no assurance that our current or potential competitors will not stock comparable or superior products to those to we expect to offer. Increased competition could result in lower than expected operating margins or loss of market share, any of which would materially and adversely affect our business, results of operation and financial condition.

We may be unable to generate sales without sales, marketing or distribution capabilities.

We have not commenced our planned business of selling educational supplies to teachers and schools and do not have any sales, marketing or distribution capabilities. We cannot guarantee that we will be able to develop a sales and marketing plan or to develop an effective chain of distribution. In the event we are unable to successfully implement these objectives, we may be unable to generate sales and operate as a going concern.

We may not be able to generate sales if certain schools or school administrators do not allow us to market directly to their teachers.

We plan to sell educational books, aids and supplies directly to teachers and schools. However, particular schools, school districts or administrators may prevent us from marketing our proposed products directly to their population of educators. If we are unable to enter schools, we may not be able to generate awareness of our brand or proposed product offerings and may therefore be unable to generate sales. Additionally, if we cannot market directly through schools and school districts, we may be forced to allocate additional funds to marketing and advertising activities, which could harm our profitability and deplete our capital resources.

We may be unable to obtain sufficient quantities of quality merchandise on acceptable commercial terms because we do not have long-term distribution and manufacturing agreements.

We do not own or operate any manufacturing facilities. We intend to rely primarily on product manufacturers and third-party distributors to supply the products we plan to offer. Our business would be seriously harmed if we were unable to develop and maintain relationships with suppliers and distributors that allow us to obtain sufficient quantities of quality merchandise on acceptable terms. We do not have long-term or exclusive arrangements with any vendor or distributor that guarantee the availability of products to us. Additionally, we may be unable to establish alternative sources of supply for our products to ensure delivery of merchandise in a timely and efficient manner or on terms acceptable to us. If we do not receive shipments in a timely manner, we may miss delivery deadlines, and our customers may subsequently cancel orders, refuse to accept deliveries or demand discounts. If we cannot obtain and stock our products at acceptable prices and on a timely basis, we may lose sales and our potential customers may take their purchases elsewhere.

Our revenue and gross margin could suffer if we fail to manage our inventory properly.

Our business depends on our ability to anticipate our needs for our as yet unidentified products and suppliers’ ability to deliver sufficient quantities of products at reasonable prices on a timely basis. Given that we are in the development stage we may be unable to accurately anticipate demand and manage inventory levels that could seriously harm us. If predicted demand is substantially greater than consumer purchases, there will be excess inventory. In order to secure inventory, we may make advance payments to suppliers, or we may enter into non-cancelable commitments with vendors. If we fail to anticipate customer demand properly, a temporary oversupply could result in excess or obsolete inventory, which could adversely affect our gross margin.

If we experience problems in distribution and fulfillment, we could lose customers.

We will rely on third-party service and product fulfillment providers, such as Federal Express and United Parcel Service for shipments of our products from vendors to our facility and from our facility to consumers. We are therefore subject to risks, including employee strikes and inclement weather, associated with such shipment carriers’ ability to provide delivery services to meet our shipping needs. In addition, if our primary shipment carriers fail to devote a sufficient number of employees or amount of space to us, our ability to deliver products in a timely manner could also be impaired. Our shipment carriers may also depend upon temporary employees to fulfill our needs during peak periods, and sufficient temporary employees may not be available to ensure timely deliveries. Failure or delays at any stage in the transport of our proposed products could result in cancelled sales or a loss of potential repeat purchases.

Failure by us to respond to changes in consumer preferences could result in lack of sales revenues and may force us out of business.

Any change in the preferences of our potential customers or preferred curricula that we fail to anticipate and adapt to could reduce the demand for the teacher’s supplies we intend to sell. Decisions about our focus and the specific products we plan to offer will often be made in advance of entering the marketplace. Failure to anticipate and respond to changes in consumer preferences and demands, as well as the curriculums of various school districts, could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed products and lower profit margins.

Investors will have limited control over decision-making because principal stockholders, officers and directors of Teacher’s Pet control the majority of our issued and outstanding common stock.

Our sole officer and director beneficially owns 3,000,000 of the issued and outstanding shares of common stock, or 87.20% on a fully diluted basis. As a result, this stockholder could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership limits the power to exercise control by the minority shareholders. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.

Teacher’s Pet may lose its top management without employment agreements.

Our operations depend substantially on the skills and experience of Tracie Hadama, our sole officer and director. We have no other full- or part-time employees besides these individuals. Furthermore, we do not maintain key man life insurance on this individual. Without an employment contract, we may lose Mrs. Hadama to other pursuits without a sufficient warning and, consequently, go out of business.

In the future, Mrs. Hadama may become involved in other business opportunities. We have not formulated a policy for the resolution of such conflicts. If we lose Mrs. Hadama to other pursuits without a sufficient warning we may, consequently, go out of business.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Certain Nevada corporation law provisions could prevent a potential takeover, which could adversely affect the market price of our common stock.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock. Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

The costs and expenses of SEC reporting and compliance may inhibit our operations.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock. The majority of our issued and outstanding common stock, 87.20%, is currently held by Mrs. Tracie Hadama, our sole officer and director. Therefore, the current and potential market for our common stock is limited. In the absence of being listed, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 3,440,500 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders. The selling security holders will receive the net proceeds from the resale of their shares. We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, Teacher’s Pet, Inc. used the price of $0.05 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price. The selling shareholders may sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. To date, no effort has been made to obtain listing on the OTC Bulletin Board® or any national stock exchange or association. We have not approached any broker/dealers with regard to assisting us to apply for such listing. There can be no assurance that we will obtain listing on the OTC Bulletin Board®.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering(1)

B.M.M., LLC(2)	15,000	15,000	0	0.00%
Liane Barrett(3)	20,000	20,000	0	0.00%
Chad Barrett(3)	20,000	20,000	0	0.00%
Kaipo Batoon(3)	10,000	10,000	0	0.00%
Karly Batoon(3)	10,000	10,000	0	0.00%
Cori Bettis(2)	1,000	1,000	0	0.00%
Jordan Bettis(2)	1,000	1,000	0	0.00%
David Chin(2)	5,000	5,000	0	0.00%
Darrell Chun(2)	5,000	5,000	0	0.00%
Chloe Chun(2)	5,000	5,000	0	0.00%
Valeri Cin(2)	2,000	2,000	0	0.00%
John Goto(2)	500	500	0	0.00%
Jana Goto(2)	500	500	0	0.00%
Katelyn Ko(2)	1,000	1,000	0	0.00%
Randolph Ko(2)	2,000	2,000	0	0.00%
Brian Ko(2)	50,000	50,000	0	0.00%
Jaymie Komagata(3)	20,000	20,000	0	0.00%
Shuji Komagata(3)	20,000	20,000	0	0.00%
Cary Margolis(2)	500	500	0	0.00%
Brent Masuhara(2)	40,000	40,000	0	0.00%
Calvin & Carol Matsuo(2)	4,000	4,000	0	0.00%
Ryan Matsuo(2)	2,000	2,000	0	0.00%
Tracie Matsuo(3)	100,000	100,000	0	0.00%
Monster Investment Club(2)	20,000	20,000	0	0.00%
Isaac Nakata(2)	20,000	20,000	0	0.00%
Oasis Corporate Services(2)	20,000	20,000	0	0.00%
Justin Odagiri(2)	2,000	2,000	0	0.00%
Pablo Oliva(2)	1,000	1,000	0	0.00%
Scott Saito(2)	40,000	40,000	0	0.00%
Amanda Takemoto(2)	1,000	1,000	0	0.00%
Trevor Takemoto(2)	1,000	1,000	0	0.00%
Lori Tomita(2)	1,000	1,000	0	0.00%

Total (32 persons)	440,500	440,500	0	0.00%

Notes:

1.	Assumes the offering of all 440,500 offered for sale by the selling stockholders in this registration statement, of which this prospectus is a part.

2.

Through December 2005, we sold 240,500 shares of our common stock to 25 Selling Shareholders listed above. The shares were issued at a price of $0.05 per share for total cash in the amount of $12,025. The shares bear a restrictive transfer legend. This December 2005 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Teacher’s Pet, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders’ equity and cash flows.

3.

In March 2006, we sold 200,000 shares of our common stock to seven Selling Shareholders listed above. The shares were issued at a price of $0.05 per share for total cash in the amount of $10,000. The shares bear a restrictive transfer legend. This March 2006 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Teacher’s Pet, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders’ equity and cash flows.

None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer.

Plan of Distribution

There is no public market for our common stock. Our common stock is currently held amongst a small community of shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing. We are unable to estimate when we expect to undertake this endeavor. In the absence of being listed, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop. Teacher’s Pet cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.	In the over-the-counter market;

2.	On any exchange on which the shares may hereafter be listed;

3.	In negotiated transactions other than on such exchanges;

4.	By pledge to secure debts and other obligations;

5.

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.	In a combination of any of the above transactions.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be “underwriters” within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares. There is no assurance, therefore, that the selling stockholders will sell any or all of the shares. In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

Legal Proceedings

Our sole officer, employee and director has not been convicted in a criminal proceeding, exclusive of traffic violations.

Our sole officer, employee and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our sole officer, employee and director has not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

No director, officer, significant employee or consultant of Teacher’s Pet, Inc. has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

Teacher’s Pet, Inc.’s sole director was elected by the stockholders to a term of one (1) year and serves until his successor is elected and qualified. The sole officer was appointed by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. We are authorized to appoint not less than one, without limitation to the maximum amount of individuals, director to the Board of Directors. We currently have no plans for adding any additional directors to our board. The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Tracie Hadama	29	President, Secretary, CEO and Director(2)	September 2006 – 2007

Notes:

1.

Our sole director will hold office until the next annual meeting of the stockholders, which shall be held in September of 2007, and until successors have been elected and qualified. Our officers were appointed by our sole director and will hold office until she resigns or is removed from office.

2.	At the date of this prospectus, we are not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Tracie Hadama, President, Chief Executive Officer and Director: Tracie Hadama has been an educator in the Clark County School District from 1999 through 2005. She began her career as an educator at John C. Vanderburg Elementary School in Henderson, Nevada from 1999 to 2001. Most recently, Mrs. Hadama was a third-grade teacher at Elise L. Wolff Elementary School, in Las Vegas, Nevada, from 2001 through 2005. Concurrently, from 2002 to 2005, Mrs. Hadama has participated in the Clark County School District New Teacher Orientation Cadre, a mandatory program for all teachers new to the district. The cadre seeks to provide new teachers with practical, real-world knowledge from peers that is rarely learned in a university classroom or from a textbook. In addition, Mrs. Hadama has been involved in various school committees and has served as grade level chairperson. Mrs. Hadama obtained her Bachelor’s Degree in Elementary Education from the University of Nevada, Las Vegas in 1999. In 2004, she completed her Master’s Degree with an emphasis in Literacy from Lesley University. Mrs. Hadama is currently devoting all her efforts to executing the business plan of Teacher’s Pet, Inc.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Tracie Hadama, President, Secretary and CEO	3,000,000	87.20%	87.20%

	All Directors and Officers as a group (1 person)	3,000,000	87.20%	87.20%

Notes:

1.	The address for Tracie Hadama is c/o Teacher’s Pet, Inc., 2415 W. Weatherby Way, Chandler, AZ 85248.

2.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.

Assumes the sale of the maximum amount of this offering (440,500 shares by the selling stockholders). The aggregate amount of shares to be issued and outstanding, assuming a maximum offering is 3,440,500.

Description of Securities

Teacher’s Pet, Inc.’s authorized capital stock consists of 100,000,000 shares of common stock, having a $0.001 par value per share.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors;

2.	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Non-Cumulative Voting

Holders of shares of Teacher’s Pet, Inc.’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, Teacher’s Pet, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

1.	After this offering, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.
2.	After this offering, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.
3.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Wendy E. Miller, Esq., Newport Beach, California, who holds no interest in our common stock.

Experts

Moore & Associates, Chartered, independent registered public accounting firm, have audited our financial statements at December 31, 2006 and 2005, as set forth in his report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Moore & Associates, Chartered’s report, given on their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Teacher’s Pet, Inc.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer. See Item 24 “Indemnification of Directors and Officers,” on page 45.

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

Teacher’s Pet, Inc. was incorporated in Nevada on September 17, 2004.

Tracie Hadama serves as our sole officer, director and employee.

Please see “Recent Sales of Unregistered Securities” on page 45 for our capitalization history.

Description of Business

Business Development and Summary

Teacher’s Pet, Inc. was incorporated in Nevada on September 17, 2004.

Our administrative office is located at 2415 W. Weatherby Way, Chandler, AZ 85248.

Our fiscal year end is December 31.

We are a development stage company that plans to sell educational books, supplies and aides to teachers and schools. We have initiated our development and start-up activities, but have not commenced planned principal operations. As of the date of this prospectus, we have generated no revenues. Our operations to date have been devoted to the following:

1.	Formation of the Company;
2.	Obtaining seed capital through sales of our common stock; and
3.	Identified and begun to contact potential manufacturers, suppliers and distributors.

Business of Issuer

Principal Products and Principal Markets

Teacher’s Pet, Inc. was formed with the purpose of selling educational materials, such as curriculum-based books, workbooks and other support materials, as well as educational computer software programs. Our target market consists primarily of elementary schools and teachers of grades kindergarten through sixth initially in the Phoenix, Arizona and Las Vegas, Nevada metropolitan areas. Although we anticipate devoting significantly all of our efforts to market teacher’s supplies directly to educators and schools, we believe that parents who home-school their children may also be attracted to our proposed products. We believe that children may benefit from being exposing to educational stimuli at an early age outside the classroom environment.

It is our desire to provide teachers with the tools to create an effective classroom environment. We understand that a teacher’s time is his or her most precious commodity. Even the simplest classroom management tasks can be time-consuming. Every minute spent on block-printing desktop name tags, composing welcome letters, writing behavior reports, devising and constructing activities, drawing diagrams, or creating any of the other forms, letters and work sheets teachers use every day is a minute lost to content-based planning and preparation. This lost time equates to less focused instruction for children and potentially lower academic achievement.

Our business is concentrated in the educational products industry, which consists of educational school supplies and equipment for school and classroom use. We intend to offer a broad assortment of third-party developed products from publishers and manufacturers. These products will allow us to reach teachers and other education professionals looking for a diverse range of products to fulfill the educational needs of the children in their classroom and include, but are not limited to, the following:

1.	Chapter books,

2.	Educational videos,

3.	Curriculum outlines,

4.	Lesson planning guides and

5.	Classroom management tools.

We will not manufacture, publish or otherwise produce any item. Instead, we will seek to purchase these items from outside sources. We have identified and begun to contact potential suppliers and manufacturers, including Evan-Moore and Steck Vaughn Publishing. To date, however, we have not placed any purchase orders for inventory items. Tracie Hadama, our sole officer and director, will undertake all merchandising activities. We are still in the development stage, and we do not have any saleable inventory and have not yet identified any specific products that we would like to stock.

Distribution Methods of the Products

We initially intend to focus our sales efforts on establishing direct contact with educators and school administrators in the Las Vegas, Nevada and Phoenix, Arizona metropolitan areas. Lists of schools are readily available either on the Internet or in telephone books, which we will use to compile a database of potential marketing opportunities. Our direct sales methods will initially encompass brochures, telephone contact and face-to-face visits by our sole officer and director. As of the date of this registration statement, we have not begun to compile a list of schools, we have not formulated a marketing plan and we have not designed any marketing materials.

From our inception to the date of this prospectus, we have not engaged in any sales activities. We have no methods of distribution in place, nor do we have any merchandise to distribute. However, it is anticipated that when we are required to fulfill customer orders, we will use general parcel services such as United Parcel Service, DHL and Federal Express.

Industry Background and Competition

The demand for educational products is fundamentally driven by the size of the preschool and elementary school-age population and levels of student enrollment. According to the U.S. Department of Education, the preprimary school-age population (consisting of children ages three to five) is expected to be approximately 11.6 million by 2007 and the elementary school-age population (consisting of children ages five to thirteen) is expected to be approximately 35.2 million that same year. We believe that, given the size of the preschool and elementary school-age populations and levels of student enrollment, the educational products industry will continue to experience significant demand in coming years.

The educational products industry is also dependent on the number of schools and teachers educating the preschool and elementary school-age populations. According to the U.S. Department of Education, in 2000, there were approximately 16,000 school districts, 92,000 elementary schools and 3.3 million elementary school teachers in the United States. Because the population of children is expected to remain high, we believe that these figures will not significantly decrease in the near future, and may increase as education professionals, school administrators and parents demand that classroom size be decreased in order for children to learn more effectively.

Academic research continues to highlight the importance of learning in the early age groups, i.e. ages one through seven, and the media is increasingly focusing on the importance of parental involvement during this critical stage of growth and brain development. We believe that parents are taking on an increasingly significant role in setting educational standards for their children’s development. In their efforts to help their children learn, improve their children’s standardized test scores and make learning fun, parents are increasingly selecting and purchasing a wide variety of educational products for their children to use at home. With thousands of educational products to choose from and few reliable sources of information, parents are faced with the challenge of finding quality educational products and selecting the right products for their children.

The market for educational supplies is very competitive, highly fragmented and is characterized by pricing pressures, brand awareness and recognition, as well as convenience, reliability and accessibility. Most of our expected competition exists on a local or regional basis, or are dedicated exclusively to operating via the Internet. We expect to compete with many online and physical retailers, which can be divided into several groups:

1.	Traditional store-based teacher’s supply stores,

2.	On-line only retailers,

3.	On-line efforts of traditional store-based retailers and

4.	Catalog retailers of educational materials.

We are a start-up company without a base of operations and lacking an ability to generate sales. As such, our competitive position is unfavorable in the general marketplace. Unless we implement our planned operations and begin to generate revenues, we will not be able to maintain our operations. Significantly all of our current and potential traditional competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Our competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than we can. Many of these current and potential competitors can devote substantially more resources to advertising and marketing campaigns than we will be able to.

Need for Government Approval of Principal Products

While we believe we are and will be in substantial compliance with the laws and regulations which regulate our business, and that we possess all the licenses required in the conduct of our business, the failure to comply with any of those laws or regulations, or the imposition of new laws or regulations could negatively impact our proposed business.

Effect of Existing or Probable Governmental Regulations

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to retailing.

Number of total employees and number of full time employees

We are currently in the development stage. During the development stage, we plan to rely exclusively on the services of Tracie Hadama, our sole officer and director, to set up our business operations. Mrs. Hadama currently works for us on a full-time basis and expects to devote approximately 20-40 hours per week to our business, or as needed. There are no other full- or part-time employees. We believe that our operations are currently on a small scale that is manageable by this individual.

Reports to Security Holders

1.	After this offering, we will furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

After this offering, we will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3.

The public may read and copy any materials Teacher’s Pet, Inc. files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management’s Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Teacher’s Pet, Inc. was incorporated in the State of Nevada on September 17, 2004. We are a startup and have not yet realized any revenues. Our efforts, to date, have focused primarily on the development and implementation of our business plan. No development related expenses have been or will be paid to our affiliates. In order to commence our planned principal operations, we must identify and contact potential publishers, manufacturers and suppliers of educational products, accumulate an inventory of saleable merchandise and create and implement a marketing strategy. Our management designates the following as our priorities for the next six to 12 months:

1.

Identify publishers, manufacturers and suppliers: Our business objective is to sell educational materials to teachers, schools and parents. We plan to rely exclusively upon the efforts of outside sources to manufacture and supply any products we may sell. We will not manufacture any products internally. In order to obtain saleable merchandise, we must identify potential publishers, manufacturers and suppliers. Our President, Tracie Hadama, intends to identify such potential suppliers through Internet searches, recommendations from potential customers and through her experience and expertise as a former educator. We have identified and begun to contact potential suppliers and manufacturers, including Evan-Moore and Steck Vaughn Publishing. We have not placed any purchase orders with these manufacturers, to date. We plan to continuously look for suppliers of educational merchandise.

2.

Purchase inventory: We currently have no inventory for sale. In order to generate sales, we must begin to purchase inventory. We expect to identify specific manufacturers, suppliers and publishers from whom we plan to purchase merchandise from within the next three to six months. However, we have not yet purchased any saleable merchandise. Unless we begin to acquire inventory for sale, we will be unable to begin to generate revenues.

3.

Develop and implement a direct marketing strategy: Within three to six months following this offering, assuming we have begun to obtain a saleable inventory of educational supplies and materials, we expect to develop and implement a promotional strategy to generate awareness of our company and proposed products. Our focus is on approaching school educators and administrators directly with our proposed product offerings. Our management will attempt to establish direct relationships through telephone calls or face-to-face visits.

We believe that the Internet and telephone directories contain publicly available information about schools and school districts, as well as personnel employed. Our management plans to accumulate a database of schools, employees and contact information using this information, which is typically widely available without charge. We have not identified any specific schools or employees and have not begun to compile a database of contact information. We expect to continuously assess new marketing strategies; thus, we cannot predict whether the actual marketing and advertising efforts we implement will remain in its current form or not. To date, we have not developed or implemented any marketing strategy.

Since our inception on September 17, 2004 to June 30, 2007, we have not generated any revenues and have only incurred expenses related to the implementation and pursuit of our business objectives.  In our efforts to establish a base of operations, we spent a total of $1,380 during the three month period ended June 30, 2007, consisting of $238 in depreciation expense related to our computer equipment, as well as $1,142 in general and administrative expenses consisting of office-related expenses and professional fees.  Our total expenses in the most recent quarter were $1,380 higher compared to the three months ended June 30, 2006, in which our total operating expenses were $322, $122 of which is attributable to depreciation expense and $200 to general and administrative expenses.

In the six months ended June 30, 2007, total operating expenses were $5,077, of which $4,651 was general and administrative and $426 is attributable to depreciation expense.  In contrast, total operating expenses during the year ago six month period ended June 30, 2006 were $443, of which general and administrative expense was $200 and depreciation amounted to $243.  This 1,046% (or $4,643) increase in total operating expenses year over year can be attributed to our increased activity and engaged pursuit of our business plan.

Aggregate operating expenses from our inception through June 30, 2007 were $11,331, of which $1,473 is attributable to depreciation expense and $9,858 in general and administrative expenses related to the execution of our business plan.  No development related expenses have been or will be paid to our affiliates.  We expect to continue to incur general and administrative expenses for the foreseeable future, although we cannot estimate the extent of these costs.

As a result of our lack of revenues and incurring ongoing expenses related to the implementation of our business, we have experienced net losses in all periods since our inception on September 17, 2004.  During the three months ended June 30, 2007, our net loss totaled $1,380, compared to a net loss of $322 in the prior period ended June 30, 2006.  Since our inception, we have accumulated net losses in the amount of $11,331.  We have not been profitable since our formation.  We anticipate incurring ongoing operating losses for the foreseeable future and cannot provide any guidance otherwise.

Since our incorporation, we have raised capital through private sales of our common equity. Since our inception, we have issued 3,000,000 shares of our common stock to Tracie Hadama, our sole officer and director, at a price per share of $0.001 in exchange for total cash in the amount of $4,800. Additionally, we conducted private placement offerings in which we sold an aggregate of 440,500 shares of our common stock to 32 unrelated third parties for total cash proceeds of $22,025. We believe that the funds received in the private placement will be sufficient to satisfy our start-up and operating requirements for the next 12 months. The table below sets forth the anticipated use of the private placement funds:

In order for us to achieve profitability and support our planned ongoing operations, we estimate that we must begin generating a minimum of $15,000 in sales in the next 12 months. However, we cannot guarantee that we will generate any such sales.  In order to commence our planned principal operations and generate sufficient revenues from sales to sustain our operations, we must accumulate an inventory of saleable merchandise and create and implement a marketing strategy.

    1.    Purchase inventory:  In order to generate sales, we must have products to sell to prospective customers.  We are exclusively reliant upon the efforts of outside sources to manufacture and supply any products we may sell.  We will not manufacture any products internally.  We have contacted suppliers and publishers of educational materials, including Carson-Dellosa Publishing Company, Baby Einstein Company, Incentive Publications, Leapfrog and Teacher Created Materials.  As of June 30, 2007, we purchased a total of $327 in inventory, consisting of various books and educational materials.  Our management believes we will need to add a greater variety to our line of products and are continuing to evaluate additional product catalogs and expect to purchase up to an additional $2,500 in inventory in the next three months of operations.

    2.    Develop and implement a direct marketing strategy:  In the next three months, we expect to implement a promotional strategy and direct sales campaign to generate awareness of our company and proposed products.  Although we do not have specific marketing plans or materials, our focus is on approaching school educators, administrators and parents directly with our product offerings.  Our management will attempt to establish direct relationships through telephone calls or face-to-face visits.  We believe that the Internet and telephone directories contain publicly available information about schools and school districts, as well as personnel employed.  Our management plans to accumulate a database of schools, employees and contact information using this information, which is typically widely available without charge.  We initially plan to target Wlise L. Wolff Elementary and John C. Vanderburg Elementary, both of which are schools in Clark County, Nevada that our sole officer and director was once employed.  However, we have no specific contacts in mind, nor have we developed a formal marketing plan.  To date, we have not developed or implemented any marketing strategy.

Our management expects that we will experience net cash out-flows for the fiscal year 2007, given the developmental nature of our business. We have only recently begun to accumulate an inventory of saleable educational products and expect to implement a marketing scheme in the next few months.  If we do not generate sufficient revenues and cash flows to support our operations over the next 12 months, or if our costs of operations increase unexpectedly, we may need to raise capital by conducting additional issuances of our equity or debt securities for cash.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  As such, our principal accountants have expressed substantial doubt about our ability to continue as a going concern because we have limited operations and have not fully commenced planned principal operations.

Mrs. ama, our sole officer and director, recognizes that we are required to continuously file reports with the SEC and any exchange we may be listed on, and understands the resultant increased costs of being a public reporting company. Mrs. Hadama believes that investors are more agreeable to invest in a company that intends to become a public company rather than to remain private with no foreseeable exit strategy for shareholders. Thus, Mrs. Hadama raised capital via private placement offerings through May 2006 with the intention of Teacher’s Pet becoming a public reporting company. Our private investors held no influence on the decision to become a public company.

In addition, Mrs. Hadama believes that a benefit of being a public company is the access to capital markets. We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

All use of proceeds figures represent our management’s best estimates and are not expected to vary significantly. However, in the event we incur or expect to incur expenses materially outside of these estimates, we intend to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

Our sole officer and director believes that our cash on hand as of September 30, 2006, in the amount of $21,905, is sufficient to maintain our current level of operations for the next approximately 12 months. Generating sales in the next 12 months is imperative for us to continue as a going concern. However, we cannot guarantee that we will generate any revenues. If we do not generate sufficient revenues to meet our expenses over the next 12 months, we may need to raise additional capital by issuing equity or debt securities in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months,

Our management does not expect to incur research and development costs.

We currently do not have any material contracts and or affiliations with third parties.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our director. Additionally, we believe that this fact shall not materially change.

Description of Property

Teacher's Pet, Inc. uses office space at 2415 W. Weatherby Way, Chandler, Arizona 85248. Mrs. Tracie Hadama, our sole officer and director, is providing the office space, located at Mrs. Hadama’s residence, at no charge to us. We believe that this arrangement is suitable given that our current operations are primarily administrative. We also believe that we will not need to lease additional administrative offices for at least the next 12 months. There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

On September 17, 2003, we issued 1,400,000 shares of $0.001 par value common stock to Tracie Hadama, our sole officer and director, in exchange for cash in the amount of $1,400.

On September 30, 2004, Mrs. Hadama paid for expenses on our behalf in the amount of $200, related specifically to the filing of our annual list of officers and directors in the State of Nevada.

On October 17, 2004, we issued an additional 1,600,000 shares of our $0.001 par value common stock to Mrs. Hadama, in exchange for cash in the amount of $3,400.

Additionally, we use office space and services provided without charge by Mrs. Hadama.

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.

As of the date of this prospectus,

1.	There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of Teacher’s Pet, Inc.;

2.

There are currently 3,000,000 shares of our common stock held by Tracie Hadama, our sole officer, director and employee, that are ineligible to be sold pursuant to Rule 144 under the Securities Act, none of which we have agreed to register for sale;

3.	In the future, all 3,000,000 shares of common stock not registered under this Prospectus may be eligible for sale pursuant to Rule 144 under the Securities Act.

4.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, Teacher’s Pet, Inc. has 3,440,500 shares of $0.001 par value common stock issued and outstanding held by 33 shareholders of record. Our transfer agent is expected to be Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Dividends

Teacher’s Pet, Inc. has never declared or paid any cash dividends on its common stock. For the foreseeable future, Teacher’s Pet intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including Teacher’s Pet’s financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Tracie Hadama	2007	0	0	0	0	0	0	0
President	2006	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0
	2004	0	0	0	0	0	0	0

Directors’ Compensation

Our director is not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses. We have no formal or informal arrangements or agreements to compensate our director for services she provides as a director of our company.

Employment Contracts And Officers’ Compensation

Since our incorporation, we have not paid any compensation to our sole officer, director and employee. We do not have employment agreements. Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as we are cash flow positive.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Financial Statements

(a) Audited Financial Statements as of December 31, 2006 and 2005

(b) Unaudited Financial Statements as of June 30, 2007

Teacher’s Pet, Inc.

(A Development Stage Company)

Audited Financial Statements

December 31, 2006 and 2005

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Teacher’s Pet, Inc. (A Development Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Teacher’s Pet, Inc. (A Development Stage Company) as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity and cash flows from inception September 17, 2004, through December 31, 2006 and 2005, and the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Teacher’s Pet, Inc (A Development Stage Company) as of December 31, 2006 and 2005 and the results of its operations and its cash flows from inception September 17, 2004, through December 31, 2006 and 2005 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company’s net losses of $6,255 and lack of sales as of December 31, 2006 raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

February 14, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

F1

Teacher’s Pet, Inc.

(a Development Stage Company)

Balance Sheets

	December 31,
	2006	2005

Assets

Current assets:
Cash	$20,555	$10,823
Subscriptions receivable	—	8,000
Total current assets	20,555	18,823

Fixed assets, net	411	897

	$20,966	$19,720

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$195	$—
Total current liabilities	195	—

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares
authorized, 3,160,500 and 3,440,500 shares issued
and outstanding as of 12/31/06 and 12/31/05, respectively	3,441	3,161
Additional paid-in capital	23,585	9,865
Common stock subscribed (160,000 shares)	8,000	8,000
(Deficit) accumulated during development stage	(6,255)	(1,306)
	20,771	19,720

	$20,966	$19,720

The accompanying notes are an integral part of these financial statements.

F2

Teacher’s Pet, Inc.

(a Development Stage Company)

Statements of Operations

	For the years ended		September 17, 2004
	December 31,		(Inception) to
	2006	2005	December 31, 2006

Revenue	$—	$—	$—

Expenses:
Depreciation expense	486	486	1,047
General and administrative expense	4,463	183	5,208
Total expenses	4,949	669	6,255

(Loss) before provision for taxes	(4,949)	(669)	(6,255)

Provision for income taxes	—	—	—

Net (loss)	$(4,949)	$(669)	$(6,255)

Weighted average number of
common shares outstanding - basic and fully diluted	3,291,320	3,000,601

Net (loss) per share-basic and fully diluted	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

F3

Teacher’s Pet, Inc.

(a Development Stage Company)

Statement of Stockholders’ Equity

					(Deficit)
					Accumulated
	Common Stock		Additional		During	Total
			Paid-in	Subscriptions	Development	Stockholders’
	Shares	Amount	Capital	Receivable	Stage	Equity

September 2004
Founders shares
issued for cash	1,400,000	$1,400	$—	$—	$—	$1,400

September 2004
Donated capital	—	—	200	—	—	200

October 2004
Founders shares
issued for cash	1,600,000	1,600	1,800	—	—	3,400

Net (loss)
For the period September 17, 2004
(inception) to December 31, 2004	—	—	—	—	(636)	(636)

Balance, December 31, 2004	3,000,000	3,000	2,000	—	(636)	4,364

December 2005
Private Placement	160,500	161	7,865	—	—	8,025

December 2005
Subscriptions receivable	160,000	—	—	8,000	—	8,000

Net (loss)
For the year ended
December 31, 2005	—	—	—	—	(669)	(669)

Balance, December 31, 2005	3,320,500	3,161	9,865	8,000	(1,306)	19,720

January 2006
Cash paid for subscriptions receivable	—	160	7,840	(8,000)	—	—

May 2006
Private placement	120,000	120	5,880	—	—	6,000

Net (loss)
For the year ended
December 31, 2006	—	—	—	—	(4,949)	(4,949)

Balance, December 31, 2006	3,440,500	$3,441	$23,585	—	$(6,255)	$20,771

The accompanying notes are an integral part of these financial statements.

F4

Teacher’s Pet, Inc.

(a Development Stage Company)

Statements of Cash Flows

	For the years ended		September 17, 2004
	December 31,		(Inception) to
	2006	2005	December 31, 2006
Cash flows from operating activities
Net (loss)	$(4,949)	$(669)	$(6,255)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Subscriptions receivable	8,000	(8,000)	—
Depreciation	$486	$486	$1,047
Changes in operating assets and liabilities:
Increase in accounts payable	195	—	195
Net cash provided (used) by operating activities	3,732	(8,183)	(5,013)

Cash flows from investing activities
Purchase of fixed assets	—	—	(1,458)
Net cash (used) by investing activities	—	—	(1,458)

Cash flows from financing activities
Donated capital	—	—	200
Issuances of common stock	14,000	8,026	26,826
Common stock subscribed	(8,000)	8,000	—
Net cash provided by financing activities	6,000	16,026	27,026

Net increase (decrease) in cash	9,732	7,843	20,555
Cash – beginning	10,823	2,980	—
Cash – ending	$20,555	$10,823	$20,555

Supplemental disclosures:
Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$—

Non-cash transactions:
Subscriptions receivable	$—	$8,000	$—
Number of shares issued for services	—	160,000	—

The accompanying notes are an integral part of these financial statements.

F5

Teacher’s Pet, Inc.

(a Development Stage Company)

Notes

Note 1 - History and organization of the company

The Company was organized September 17, 2004 (Date of Inception) under the laws of the State of Nevada, as Teacher’s Pet, Inc.  The Company has  had no operations and is considered a development stage company.  The business of the Company is to sell supplies for teachers via the Internet.  The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company.  The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

Note 2 - Accounting policies and procedures

Use of estimates

The  preparation  of  financial  statements  in  conformity  with  generally  accepted  accounting  principles  requires management to make estimates and assumptions that affect the reported amounts  of assets and liabilities and disclosure of contingent assets and liabilities at the  date of the financial statements and the reported amounts  of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of December 31, 2006 and 2005.

Equipment

Property and equipment are recorded at historical cost.   Minor additions and renewals are expensed in the year incurred.  Major additions and renewals are capitalized and depreciated over their estimated useful lives.   When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. The Company uses  other depreciation methods  (generally  accelerated) for  tax purposes  where appropriate.  The estimated useful lives for significant property and equipment categories are as follows:

Computer Equipment	3 years

Revenue recognition

The  Company’s  financial  statements  are  prepared  under  the  accrual  method  of  accounting.    The  Company recognizes revenue primarily from the sale of teaching materials and supplies.  The Company recognizes revenue from product sales when the products are sold, shipped and title passes to the purchaser.  Revenues are recognized in the period the products are sold and costs are recorded in the period incurred, rather than paid.  Based on historical data, the Company does not anticipate returns and therefore does not provide an allowance for returns or refunds.

Advertising costs

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling, general and administrative expenses for the years ended December 31, 2006 and 2005.

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired.  No such impairments have been identified by management at December 31, 2006 and 2005.

Cost of Goods Sold

Cost of goods sold consists of the purchase price of products sold, inbound and outbound shipping charges, packaging supplies and costs associated with revenues and marketplace business.  The purchase price of the products, outbound shipping charges and the cost of tangible supplies used to package products for shipment to customers totaled $0 during the years ended December 31, 2006 and 2005.

F6

Teacher’s Pet, Inc.

(a Development Stage Company)

Notes

Note 2 - Accounting policies and procedures (continued)

Loss per share

Net loss per share is provided in  accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) “Earnings Per Share”.  Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.   The Company had no dilutive common stock equivalents, such as stock options or warrants as of December 31, 2006 and 2005.

Inventory

Inventories consist of merchandise held for sale in the ordinary course of business, including cost of freight and other miscellaneous acquisition costs, and are stated at the lower of cost, or market determined on the first-in-first-out basis.  The Company records a write-down for inventories which have become obsolete or are in excess of anticipated demand or net realizable value.  The Company performs a detailed review of inventory each period that considers multiple factors including demand forecasts, market conditions, product life cycle status, product development plans and current sales levels. If future demand or market conditions for the Company’s products are less favorable than forecasted or if unforeseen changes negatively impact the utility of the Company’s inventory, it may be required to record additional write-downs which would negatively impact gross margins in the period when the write-downs are recorded. If actual market conditions are more favorable, the Company may have higher gross margins when products incorporating inventory that was previously written down are sold.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), “Reporting on the Costs of Start-Up Activities,” which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred.  SOP 98-5 is effective for fiscal years beginning after December 15, 1998.  The adoption of SOP 98-5 has had little or no effect on the Company’s financial statements.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2006 and 2005.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  Fair value was assumed to approximate carrying value for cash because it is short term in nature and its carrying amount approximates fair value.

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109 (SFAS #109), “Accounting for Income Taxes,” for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

F7

Teacher’s Pet, Inc.

(a Development Stage Company)

Notes

Note 2 - Accounting policies and procedures (continued)

General and administrative expenses

The significant components of general and administrative expenses consists of meals and entertainment expenses, legal and professional fees, outside services, office supplies, postage, and travel expenses.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, “Disclosures About Segments of an Enterprise and Related Information”. The  Company operates as a single segment and  will evaluate additional segment disclosure requirements as it expands its operations.

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Recent pronouncements

In December 2004, FASB issued Statement No. 153, "Exchange of Nonmonetary Assets". This statement addresses the measurement of exchanges of nonmonetary assets and eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets and replaces it with an exception for exchanges that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for periods beginning after June 15, 2005. The adoption of this new accounting pronouncement does have a material impact on our financial statements, as we do not have any exchanges of nonmonetary assets.

In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation". SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS 123(R), only certain pro-forma disclosures of fair value were required. SFAS 123(R) shall be effective for us as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of this new accounting pronouncement does not have an impact on our financial statements.

The FASB has issued FIN 48 which prescribes rules for the financial statements accounting for uncertainty in income tax positions. FIN 48 requires all material tax positions to undergo a new two-step recognition and measurement process. All material tax positions in all jurisdictions in all tax years in which the statute of limitations remains open upon the initial date of adoption are required to be assessed. The criteria for asset recognition is that it is more likely than not that a tax position will be sustained upon examination based solely on its technical merits. If the recognition standard is not satisfied, then no tax benefit otherwise arising from the tax position can be recorded for financial statement purposes. If the recognition standard is satisfied, the amount of tax benefit recorded for financial statement purposes is the largest amount of tax benefit with a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. FIN 48 is effective for the Company's fiscal 2007 year. The Company does not anticipate the adoption of FIN 48 will have a material impact on the Company's financial position, results of the operations, or cash flows.

Year end

The Company has adopted December 31 as its fiscal year end.

F8

Teacher’s Pet, Inc.

(a Development Stage Company)

Notes

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred a net loss of ($6,255) for the period from September 17, 2003 (inception) to December 31, 2006, and had no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

These financial statements do not include any adjustments that might arise from this uncertainty.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

In the event additional capital is required, the President of the Company has agreed to provide funds as a loan over the next twelve-month period, as may be required.  However, the Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

Note 4 - Fixed assets

Fixed assets as of consisted of the following:

	December 31,
	2006	2005
Computer equipment	$ 1,458	$ 1,458

Accumulated depreciation	(1,047)	(561)
	$ 411	$ 897

During the years ended December 31, 2006 and 2005, the Company recorded depreciation expense of $486 and $486, respectively.

Note 5 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS #109), “Accounting for Income Taxes,” which requires use of the liability method.  SFAS #109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.  Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

For the years ended December 31, 2006 and 2005, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2006, the Company had approximately $6,255 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2024.

F9

Teacher’s Pet, Inc.

(a Development Stage Company)

Notes

Note 5 - Income taxes (continued)

The components of the Company’s deferred tax asset are as follows:

	As of December 31,
	2006	2005
Deferred tax assets:
Net operating loss carryforwards	6,255	1,306
Total deferred tax assets	6,255	1,306

Net deferred tax assets before valuation allowance	6,255	1,306
Less: Valuation allowance	(6,255)	(1,306)
Net deferred tax assets	$ -0-	$ -0-

For financial reporting purposes, the Company has incurred a loss in each period since its inception. Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2006 and 2005.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	Year ended December 31,
	2006	2005
Federal and state statutory rate	$ (6,255)	$ (1,306)
Change in valuation allowance on deferred tax assets	6,255	1,306
	$ -0-	$ -0-

Note 6 - Stockholders’ equity

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.  The company has only one class of stock.  All rights and privileges normally associated with stock ownership are vested in that single class of stock.

On September 17, 2003, the Company issued 1,400,000 shares of its par value common stock as founders’ shares to an officer and director in exchange for cash in the amount of $1,400.

On September 30, 2004, the sole officer and director of the Company paid for expenses on our behalf in the amount of $200.  The entire amount is donated and has been recorded as additional paid-in capital.

On October 17, 2004, the Company issued 1,600,000 shares of its par value common stock as founders’ shares to an officer and director in exchange for cash in the amount of $3,400.

Through December 2005, the Company issued 320,500 shares of its $0.001 par value common stock for total cash of $16,025 in a private placement pursuant to Regulation D, Rule 505, of the Securities Act of 1933, as amended.  In addition, there were subscriptions receivable in the amount of $8,000 for 160,000 shares of par value common stock.

In May 2006, the Company issued 120,000 shares of its par value common stock for total cash of $6,000 in a private placement pursuant to Regulation D, Rule 505, of the Securities Act of 1933, as amended.

As of December 31, 2006, there have been no other issuances of common stock.

F10

Teacher’s Pet, Inc.

(a Development Stage Company)

Notes

Note 7 - Warrants and options

As of December 31, 2006 and 2005, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 8 - Related party transactions

In September 2004, the Company issued 1,400,000 shares of its $0.001 par value common stock as founders’ shares to an officer and director in exchange for cash in the amount of $1,400.

On September 30, 2004, the sole officer and director of the Company paid for expenses on our behalf in the amount of $200.  The entire amount is donated and has been recorded as additional paid-in capital.

In October 2004, the Company issued 1,600,000 shares of its $0.001 par value common stock as founders’ shares to an officer and director in exchange for cash in the amount of $3,400.

During the year ended December 31, 2006, a shareholder, officer and director of the Company paid for expenses of the Company totaling $400, which was considered due on demand without any interest.  The entire balance of $400 has been repaid in full as of December 31, 2006.

The Company does not lease or rent any property.  Office services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

F11

(b) Unaudited Financial Statements as of June 30, 2007

Teacher’s Pet, Inc.

(A Development Stage Company)

Unaudited Financial Statements

June 30, 2007

F12

Teacher’s Pet, Inc.

(a Development Stage Company)

Balance Sheet

(unaudited)

June 30,
2007
Assets

Current assets:
Cash	$14,379
Inventory	$327
Total current assets	14,706

Fixed assets, net	1,380

$16,086

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$392
Total current liabilities	392

Stockholders’ equity
Common stock, $0.001 par value, 75,000,000 shares
authorized, 3,440,500 shares issued and outstanding	3,441
Additional paid-in capital	23,584
(Deficit) accumulated during development stage	(11,331)
15,694

$16,086

The accompanying notes are an integral part of these financial statements.

F13

Teacher’s Pet, Inc.

(a Development Stage Company)

Statements of Operations

(unaudited)

	Three Months Ended		Six Months Ended		September 17, 2004
	June 30,		June 30,		(Inception) to
	2007	2006	2007	2006	June 30, 2007

Revenue	$—	$—	$—	$—	$—

Expenses:
Depreciation	238	122	426	243	1,473
General and administrative expenses	1,142	200	4,651	200	9,858
Total expenses	1,380	322	5,077	443	11,331

(Loss) before provision for income taxes	(1,380)	(322)	(5,077)	(443)	(11,331)

Provision for income taxes	—	—	—	—	—

Net (loss)	$(1,380)	$(322)	$(5,077)	$(443)	$(11,331)

Weighted average number of
common shares outstanding – basic and fully diluted	3,340,500	3,220,500	3,274,807	3,000,000

Net (loss) per share – basic and fully diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

F14

Teacher’s Pet, Inc.

(a Development Stage Company)

Statements of Cash Flows

(unaudited)

	Six Months Ended		September 17, 2004
	June 30,		(Inception) to
	2007	2006	June 30, 2007
Cash flows from operating activities
Net (loss)	$ (5,077)	$ (443)	$ (11,331)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Depreciation	426	243	1,473
Changes in operating assets and liabilities:
(Increase) in Inventory	(327)	-	(327)
Increase in accounts payable	197	-	392
Net cash (used) by operating activities	(4,781)	(200)	(9,793)

Cash flows from investing activities
Purchase of fixed assets	(1,395)	-	(2,853)
Net cash (used) by investing activities	(1,395)	-	(2,853)

Cash flows from financing activities
Donated capital	-	-	200
Issuances of common stock	-	14,000	26,825
Net cash provided by financing activities	-	14,000	27,025

Net increase (decrease) in cash	(6,176)	13,800	14,379
Cash – beginning	20,555	10,823	-
Cash – ending	$ 14,379	$ 24,623	$ 14,379

Supplemental disclosures:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

F15

Teacher’s Pet, Inc.

(a Development Stage Company) Notes

(Unaudited)

Note 1 - Basis of presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.  It is suggested that these consolidated interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2006 and notes thereto included in the Company's annual report on Form 10-KSB.  The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

Note 2 - History and organization of the company

The Company was organized September 17, 2004 (Date of Inception) under the laws of the State of Nevada, as Teacher’s Pet, Inc.  The Company has had minimal operations and is considered a development stage company.  The business of the Company is to sell supplies for teachers via the Internet.  The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company.  The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred a net loss of ($11,331) for the period from September 17, 2004 (inception) to June 30, 2007, and had no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its business opportunities.

In the event additional capital is required, the President of the Company has agreed to provide funds as a loan over the next twelve-month period, as may be required.  However, the Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

F16

Teacher’s Pet, Inc.

(a Development Stage Company) Notes

(Unaudited)

Note 4 - Fixed assets

Fixed assets as of June 30, 2007, consisted of the following:

June 30, 2007

Computer equipment	$ 2,853
Accumulated depreciation	(1,473)
$ 1,380

Note 5 - Stockholders’ equity

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.  The company has only one class of stock.  All rights and privileges normally associated with stock ownership are vested in that single class of stock.

On September 17, 2003, the Company issued 1,400,000 shares of its par value common stock as founders’ shares to an officer and director in exchange for cash in the amount of $1,400.

On September 30, 2004, the sole officer and director of the Company paid for expenses on our behalf in the amount of $200.  The entire amount is donated and has been recorded as additional paid-in capital.

On October 17, 2004, the Company issued 1,600,000 shares of its par value common stock as founders’ shares to an officer and director in exchange for cash in the amount of $3,400.

Through December 2005, the Company issued 320,500 shares of its $0.001 par value common stock for total cash of $16,025 in a private placement pursuant to Regulation D, Rule 505, of the Securities Act of 1933, as amended.  In addition, there were subscriptions receivable in the amount of $8,000 for 160,000 shares of par value common stock.

In May 2006, the Company issued 120,000 shares of its par value common stock for total cash of $6,000 in a private placement pursuant to Regulation D, Rule 505, of the Securities Act of 1933, as amended.

As of June 30, 2007, there have been no other issuances of common stock.

Note 6 - Warrants and options

As of June 30, 2007, there were no warrants or options outstanding to acquire any additional shares of common stock.

F17

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Teacher’s Pet’s Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. Teacher’s Pet indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Teacher’s Pet’s request as one of its officers or directors. Teacher’s Pet may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of Teacher’s Pet’s directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Teacher’s Pet’s best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. Teacher’s Pet has agreed to pay all costs and expenses relating to the registration of its common stock. All amounts are estimated.

EDGAR Conversion Fees	$500
Transfer Agent Fees	750
Accounting and Legal Fees	3,250
Total	$4,500

Recent Sales of Unregistered Securities.

On September 17, 2004, we issued 1,400,000 shares of our common stock to Tracie Hadama, our founding shareholder and sole officer and director, for cash in the amount of $1,400. Subsequently, on October 17, 2004, we issued an additional 1,600,000 shares of our common stock to Mrs. Hadama for cash in the amount of $3,400. These sales of stock did not involve any public offerings, general advertising or solicitation. At the time of the issuance, Mrs. Hadama had fair access to and was in possession of all available material information about our company, as she is the sole officer and director of Teacher’s Pet, Inc. The shares bear a restrictive transfer legend. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In December 2005, we sold an aggregate of 320,500 shares of our common stock to 29 shareholders, none of whom are affiliates of Teacher’s Pet. The shares were issued at a price of $0.05 per share for total cash in the amount of $16,025, of which $8,000 was considered subscriptions receivable at December 31, 2005, and were subsequently cleared in January 2006. The shares bear a restrictive transfer legend. This December 2005 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Teacher’s Pet, Inc., including an audited balance sheet, statements of income, changes in stockholders’ equity and cash flows. Each purchaser was given the opportunity to ask questions of us. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

In May 2006, we sold an aggregate of 120,000 shares of our common stock to three shareholders, none of whom are affiliates of Teacher’s Pet. The shares were issued at a price of $0.05 per share for total cash in the amount of $6,000. The shares bear a restrictive transfer legend. This May 2006 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Teacher’s Pet, Inc., including an audited balance sheet, statements of income, changes in stockholders’ equity and cash flows. Each purchaser was given the opportunity to ask questions of us. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation
b) Bylaws

5.	Opinion on Legality
Attorney Opinion Letter.

23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing.
b) Consent of Independent Registered Public Accounting Firm.

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1)	To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of Arizona on August 23, 2007.

TEACHER’S PET, INC.
(Registrant)

By: /s/ Tracie Hadama, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Tracie Hadama	President, CEO and Director	August 23, 2007
Tracie Hadama

/s/ Tracie Hadama	Chief Financial Officer	August 23, 2007
Tracie Hadama

/s/ Tracie Hadama	Chief Accounting Officer	August 23, 2007
Tracie Hadama